Exhibit 99.(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 30, 2006, relating to the financial statements and financial highlights which appears in the September 30, 2006 Annual Report to Shareholders of TIAA-CREF Institutional Mutual Funds (comprised of the Growth Equity Fund, Growth & Income Fund, International Equity Fund, Large-Cap Value Fund, Large-Cap Growth Fund, Mid-Cap Growth Fund, Mid-Cap Value Fund, Small-Cap Equity Fund, Large-Cap Growth Index Fund, Large-Cap Value Index Fund, Equity Index Fund, S&P 500 Index Fund, Mid-Cap Growth Index Fund, Mid-Cap Value Index Fund, Mid-Cap Blend Index Fund, Small-Cap Growth Index Fund, Small-Cap Value Index Fund, Small-Cap Blend Index Fund, International Equity Index Fund, Social Choice Equity Fund, Real Estate Securities Fund, Managed Allocation Fund II, Bond Fund, Bond Plus Fund, Short-Term Bond Fund II, High Yield Bond Fund II, Tax-Exempt Bond Fund II, Inflation- Linked Bond Fund, Money Market Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY

February 1, 2007